Exhibit 99.1

First Financial Holdings, Inc. Third Quarter Results

and additional financial information.

FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street * Charleston, S.C. 29401
843-529-5933 * FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Vice President, Investor Relations
and Corporate Secretary
(843) 529-5931

FIRST FINANCIAL HOLDINGS, INC.
REPORTS THIRD QUARTER RESULTS

Charleston, South Carolina (July 19, 2007) -- First Financial Holdings, Inc. ("Company") (NASDAQ GSM: FFCH) today reported results for the third quarter of the fiscal year ending September 30, 2007. Net income for the third quarter of fiscal 2007 totaled $6.5 million or $0.54 per diluted share, compared with net income of $7.2 million, or $0.59 per diluted share, for the third quarter of fiscal 2006. Net income and diluted earnings per share for the nine months ended June 30, 2007 were $19.9 million, or $1.63 per diluted share, compared with $20.7 million, or $1.70 per share, for the nine months ended June 30, 2006.

          President and Chief Executive Officer A. Thomas Hood commented, "Operations in our third quarter of fiscal 2007 reflect solid performance despite the challenging interest rate environment and the soft real estate market. We were pleased that the net interest margin improved by three basis points to 3.40% for the quarter ended June 30, 2007 from 3.37% in the comparable quarter ended June 30, 2006. Compared with the most recent quarter, the net interest margin increased by two basis points from a net interest margin of 3.38% during the quarter ended March 31, 2007. The net interest margin increased four basis points to 3.38% during the first nine months of fiscal 2007 from 3.34% during the comparable period in fiscal 2006. The interest rate environment continued to be challenging during the quarter ended June 30, 2007. While the yield curve on United States Treasury Securities is no longer inverted, it still continues to exert pressure on our margin. We continue to deal with these challenges by selling most of our fixed-rate residential loan production while seeking to generate higher levels of commercial and consumer loan growth. Loan growth during the first nine months of fiscal 2007, however, is well below expectations."

          "First Financial's asset quality remained very strong during the third quarter of fiscal 2007. Our provision for loan losses was $1.2 million for the quarter ended June 30, 2007 compared to $1.4 million for the comparable quarter a year ago. Annualized loan net charge-offs as a percentage of loans decreased to 0.16% for the quarter ended June 30, 2007 compared with 0.22% for the comparable quarter a year ago and 0.20% for the quarter ended March 31, 2007. Problem assets, which include problem loans as well as properties acquired, as a percentage of total assets, was 0.28% at June 30, 2007 compared to 0.26% one year ago and 0.24% at March 31, 2007. Our reserve coverage of non-performing loans decreased to 259.38% at June 30, 2007 compared to 284.44% one year ago and 288.13% at March 31, 2007."

          Hood continued, "We continue to focus on increases in revenues, particularly non spread-based revenue, to diversify our income. Total revenues, defined as net interest income plus total other income, excluding net gains (losses) on sales of investments and mortgage-backed securities, and gains on disposition of assets, increased $1.3 million during the quarter ended June 30, 2007, an increase of 3.8% from the comparable quarter ended June 30, 2006, and total revenues on the same basis increased $4.0

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First Financial Holdings, Inc.

July 19, 2007

million, or 4.0%, for the first nine months of fiscal 2007 compared with the first nine months of fiscal 2006. Deposit account revenues totaled $4.6 million during the quarter ended June 30, 2007 compared with $4.4 million during the comparable quarter ended June 30, 2006. Deposit account revenues increased 16.6% from the linked quarter. This increase in deposit fees during the current quarter is primarily attributable to the expansion of our courtesy overdraft privilege program. Other income was $2.0 million for the quarter ended June 30, 2007, up 20.5% from the comparable quarter ended June 30, 2006. The increase was principally attributable to growth in bank card revenues."

          Total non-interest expenses increased by $1.6 million, or 7.5%, to $23.5 million for the quarter ended June 30, 2007 compared to $21.8 million for the quarter ended June 30, 2006. Salaries and employee benefits increased by $1.0 million, attributable principally to staffing for our in-store branch expansion, additional insurance operations acquired, higher health benefit costs and annual merit increases.

          Hood noted, "First Federal, our banking subsidiary, is completing the implementation of new teller image capture software. This allows all transactional information to be captured at the teller window and transmitted electronically resulting in enhanced clearing capabilities through image cash letters. We expect all branch teller capture conversions will be completed by the end of July 2007 and we anticipate a decrease in operational expense over time as a result of this change."

          Hood commented, "After having completed nine months of fiscal 2007, diluted earnings per share are 4.1% lower than the comparable nine month 2006 period. Our initial goals projected an increase in the range of 6% to 8% in earnings per share and were established on the basis of a projected decline in the Federal Funds rate by mid year and strong earning asset growth. Core deposit relationships as of June 30, 2007 were 52.7% of deposit account balances. Our goal is that these balances will comprise 56% of our balances by September 30, 2007."

          "We continue to work toward our goals outlined for fiscal 2007 which include expanding and diversifying our in-store sales centers. Earlier this week, we opened our twelfth in-store sales center. This sales center, located in Kroger at Carolina Forest in Myrtle Beach, is our first in-store sales center not in a Wal-Mart store. Another goal was to expand sales center convenience by developing and deploying a variety of easily accessible self-service options at sales centers. During the quarter ended June 30, 2007, two self-service kiosks and two automated coin counters have been placed in sales centers. The kiosks allow clients access to our website and internet banking site. Clients can use bill-pay; obtain account information as well as rate, product and general information. Additionally during the quarter ended June 30, 2007, we converted to a new internet banking system, which offers enhanced security features and additional functionality for our clients. We anticipate opening one additional in-store sales center this fiscal year. It will be located in the new Mt. Pleasant Wal-Mart Superstore and it is expected to open in mid-September."

          "As reflected in the first nine months of fiscal 2007 we continue to enjoy success in the growth of our insurance businesses. Revenue growth has increased 8.4% for the first nine months of fiscal 2007 compared to the first nine months of fiscal 2006."

          As of June 30, 2007, total assets of First Financial were $2.7 billion, loans receivable totaled $2.1 billion and deposits were $1.9 billion. Stockholders' equity was $188.8 million and book value per common share totaled $15.94 at June 30, 2007. First Financial's Board of Directors previously approved a stock repurchase program to acquire up to 600,000 shares of its common stock, subject to market conditions. As of June 30, 2007, the Company has purchased a total of 263,200 shares, or 43.9%, under the current repurchase program, which expires March 31, 2008.

          First Financial is the holding company for First Federal, which operates 54 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides insurance, brokerage and trust

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First Financial Holdings, Inc.

July 19, 2007

services through First Southeast Insurance Services, The Kimbrell Insurance Group, First Southeast Investor Services and First Southeast Fiduciary and Trust Services.

          NOTE: A. Thomas Hood, President and CEO of the Company, and R. Wayne Hall, Executive Vice President and CFO, will discuss these results in a conference call at 2:00 PM (ET), July 19, 2007. The call can be accessed via a webcast available on First Financial's website at www.firstfinancialholdings.com.

Forward-Looking Statements

          Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. The Company's actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, general economic conditions nationally and in the State of South Carolina, interest rates, the South Carolina real estate market, the demand for mortgage loans, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2006. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on these statements.

          Such forward-looking statements may include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct. The Company does not undertake to update any forward-looking statement that may be made on behalf of the Company.

          For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com or contact Dorothy B. Wright, Vice President-Investor Relations and Corporate Secretary, (843) 529-5931.

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FIRST FINANCIAL HOLDINGS, INC.
Unaudited Consolidated Financial Highlights
(in thousands, except share data)

	Three Months Ended			Nine Months Ended

	06/30/07	06/30/06	03/31/07	06/30/07	06/30/06

Statements of Income
Interest income	$42,540	$38,652	$41,388	$125,113	$110,670
Interest expense	21,559	18,413	20,933	62,975	51,593
Net interest income	20,981	20,239	20,455	62,138	59,077
Provision for loan losses	(1,189)	(1,413)	(1,141)	(3,119)	(3,622)
Net interest income after provision	19,792	18,826	19,314	59,019	55,455
Other income
Net gain on sale of loans	657	437	388	1,419	1,689
Net (loss) gain on sale of investments and
mortgage-backed securities		(9)	266	266	(6)
Brokerage fees	571	694	709	1,887	2,113
Commissions on insurance	5,082	4,986	6,970	15,982	14,686
Other agency income	321	313	325	893	882
Service charges and fees on deposit accounts	4,602	4,386	3,948	12,753	13,367
Net gain on loan servicing operations	621	850	380	1,914	2,417
Gains on disposition of assets	115	801	19	190	915
Other	2,018	1,675	2,200	6,018	4,789
Total other income	13,987	14,133	15,205	41,322	40,852
Other expenses
Salaries and employee benefits	14,596	13,549	14,728	44,497	40,603
Occupancy costs	1,601	1,603	1,566	4,822	4,193
Marketing	751	690	562	1,740	1,777
Depreciation, amort., etc.	1,474	1,360	1,380	4,227	4,011
Other	5,049	4,629	4,541	14,003	13,611
Total other expenses	23,471	21,831	22,777	69,289	64,195
Income before income taxes	10,308	11,128	11,742	31,052	32,112
Provision for income taxes	3,810	3,949	4,202	11,171	11,401
Net income	6,498	7,179	7,540	19,881	20,711
Earnings per common share:
Basic	0.55	0.60	0.63	1.66	1.72
Diluted	0.54	0.59	0.62	1.63	1.70
Average shares outstanding	11,886	12,013	12,043	11,992	12,030
Average diluted shares outstanding	12,032	12,163	12,223	12,172	12,195
Ratios:
Return on average equity	13.75%	16.38%	15.99%	14.14%	15.95%
Return on average assets	0.97%	1.10%	1.13%	0.99%	1.07%
Net interest margin	3.40%	3.37%	3.38%	3.38%	3.34%
Total other expense/average assets	3.50%	3.33%	3.41%	3.46%	3.31%
Efficiency ratio (1)	66.95%	64.74%	64.21%	66.95%	64.49%
Net charge-offs/loans, annualized	0.16%	0.22%	0.20%	0.17%	0.22%

(1) Excludes from income - (losses) gains on sales of securities, net real estate operations, gains on disposition of assets;

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FIRST FINANCIAL HOLDINGS, INC.
Unaudited Consolidated Financial Highlights
(in thousands, except share data)

	06/30/07	06/30/06	03/31/07

Statements of Financial Condition
Assets
Cash and cash equivalents	$101,011	$129,722	$118,653
Investments	50,463	56,847	50,885
Loans receivable, net	2,122,228	2,047,966	2,107,651
Mortgage-backed securities	264,655	298,022	285,321
Office properties, net	66,140	53,885	63,349
Real estate owned	1,560	1,725	1,277
Intangible assets	22,712	22,859	22,823
Other assets	42,165	40,668	41,395
Total Assets	2,670,934	2,651,694	2,691,354
Liabilities
Deposits	1,885,677	1,812,002	1,877,084
Advances from FHLB	435,000	517,000	454,000
Other borrowings	97,258	74,029	104,730
Other liabilities	64,240	71,878	66,194
Total Liabilities	2,482,175	2,474,909	2,502,008
Stockholders' equity
Stockholders' equity	286,761	268,109	282,528
Treasury stock	(96,149)	(86,096)	(91,741)
Accumulated other comprehensive loss	(1,853)	(5,228)	(1,441)
Total stockholders' equity	188,759	176,785	189,346
Total liabilities and stockholders' equity	2,670,934	2,651,694	2,691,354
Stockholders' equity/assets	7.07%	6.67%	7.04%

Common shares outstanding	11,841	12,000	11,950
Book value per share	$15.94	$14.73	$15.84

	06/30/07	06/30/06	03/31/07

Credit quality-quarterly results
Total reserves for loan losses	$15,044	$14,461	$14,709
Loan loss reserves/ loans	0.70%	0.70%	0.70%
Reserves/non-performing loans	259.38%	284.44%	288.13%
Provision for losses	$1,189	$1,413	$1,141
Net loan charge-offs	$855	$1,113	$1,070

Problem assets
Non-accrual loans	$5,710	$5,020	$5,049
Accruing loans 90 days or more past due	90	64	56
Renegotiated loans
REO through foreclosure	1,560	1,725	1,277
Total	$7,360	$6,809	$6,382
As a percent of total assets	0.28%	0.26%	0.24%

First Financial Holdings, Inc.
	(dollars in thousands)
		As of / For the Quarter Ended (Unaudited)

BALANCE SHEET	06/30/07	03/31/07	12/31/06	09/30/06	06/30/06	03/31/06	12/31/05	09/30/05

Assets
Cash and investments	$151,474	$169,538	$161,515	$180,366	$186,569	$167,374	$177,201	$176,777
Loans receivable	2,122,228	2,107,651	2,077,411	2,061,129	2,047,966	1,984,423	1,931,443	1,888,389
Mortgage-backed securities	264,655	285,321	290,148	296,493	298,022	319,729	340,387	341,523
Office properties and equip.	66,140	63,349	60,429	56,080	53,885	53,184	52,627	51,877
Real estate owned	1,560	1,277	2,005	1,920	1,725	2,410	2,118	1,755
Other assets	64,877	64,218	63,520	62,140	63,527	63,977	62,555	62,084

Total assets	$2,670,934	$2,691,354	$2,655,028	$2,658,128	$2,651,694	$2,591,097	$2,566,331	$2,522,405

Liabilities
Deposits	$1,885,677	$1,877,084	$1,819,804	$1,823,028	$1,812,002	$1,804,780	$1,691,172	$1,657,072
Advances-FHLB	435,000	454,000	475,000	465,000	517,000	456,000	472,000	452,000
Other borrowed money	97,258	104,730	112,996	115,968	74,029	98,913	177,808	176,055
Other liabilities	64,240	66,194	59,248	70,367	71,878	57,473	54,542	66,149

Total liabilities	2,482,175	2,502,008	2,467,048	2,474,363	2,474,909	2,417,166	2,395,522	2,351,276

Total stockholders' equity	188,759	189,346	187,980	183,765	176,785	173,931	170,809	171,129

Total liabilities and stockholders' equity	$2,670,934	$2,691,354	$2,655,028	$2,658,128	$2,651,694	$2,591,097	$2,566,331	$2,522,405

Total shares o/s	11,841	11,950	12,065	12,021	12,000	12,025	12,020	12,116
Book value per share	$15.94	$15.84	$15.58	$15.29	$14.73	$14.46	$14.21	$14.12
Equity/assets	7.07%	7.04%	7.08%	6.91%	6.67%	6.71%	6.66%	6.78%

AVERAGE BALANCES
Total assets	$2,681,144	$2,673,191	$2,656,578	$2,655,784	$2,621,396	$2,578,714	$2,544,369	$2,522,473
Earning assets	2,477,751	2,453,456	2,437,654	2,434,301	2,405,440	2,373,321	2,321,499	2,319,153
Loans	2,131,985	2,103,270	2,080,090	2,072,423	2,023,916	1,971,484	1,915,155	1,895,077
Costing liabilities	2,444,677	2,419,069	2,384,137	2,394,502	2,379,397	2,350,222	2,292,286	2,291,701
Deposits	1,878,237	1,836,062	1,826,960	1,814,111	1,804,496	1,741,755	1,671,661	1,645,324
Equity	187,463	188,663	185,861	180,275	175,358	172,370	170,969	171,160

First Financial Holdings, Inc.
(dollars in thousands)
		Quarter Ended (Unaudited)							Fiscal Year

	06/30/07	03/31/07	12/31/06	09/30/06	06/30/06	03/31/06	12/31/05	09/30/05	09/30/06	09/30/05

STATEMENT OF OPERATIONS

Total interest income	$42,540	$41,388	$41,185	$40,670	$38,652	$36,783	$35,235	$33,832	$151,340	$130,776
Total interest expense	21,559	20,933	20,483	20,022	18,413	17,357	15,823	14,718	71,615	54,318

Net interest income	20,981	20,455	20,702	20,648	20,239	19,426	19,412	19,114	79,725	76,458
Provision for loan losses	(1,189)	(1,141)	(789)	(1,073)	(1,413)	(1,309)	(900)	(1,216)	(4,695)	(4,826)

Net int. inc. after provision	19,792	19,314	19,913	19,575	18,826	18,117	18,512	17,898	75,030	71,632

Other income
Net gain (loss) on sale of loans	$657	$388	$374	$511	$437	$515	$737	$796	$2,200	$2,452
Gain on investment securities		266		11	(9)	3			5	(55)
Brokerage fees	571	709	607	664	694	914	505	708	2,777	2,646
Commissions on insurance	5,082	6,970	3,930	4,921	4,986	5,808	3,892	4,600	19,607	18,690
Other agency income	321	325	247	303	313	301	268	367	1,185	1,322
Loan servicing fees	621	380	913	372	850	685	882	727	2,789	1,932
Svc. chgs/fees-dep. accts	4,602	3,948	4,203	4,347	4,386	4,222	4,759	4,253	17,714	12,927
Real estate operations (net)	(203)	(100)	(186)	(87)	(140)	(189)	(192)	(144)	(607)	(674)
Gains (losses) on disposition of properties	115	19	56	74	801	92	22	584	989	2,530
Other	2,221	2,300	1,986	2,196	1,815	1,852	1,643	1,742	7,505	7,475

Total other income	13,987	15,205	12,130	13,312	14,133	14,203	12,516	13,633	54,164	49,245

Other expenses
Salaries & employee benefits	14,596	14,840	15,173	14,045	13,549	13,387	13,667	12,888	54,648	50,334
Occupancy costs	1,601	1,566	1,655	1,561	1,603	1,249	1,341	1,405	5,754	5,233
Marketing	751	562	427	576	690	622	465	515	2,353	1,974
Depreciation, amort. Etc.	1,474	1,380	1,373	1,395	1,360	1,295	1,356	1,418	5,406	5,488
Prepayment fees										964
Other	5,049	4,429	4,413	4,572	4,629	4,271	4,711	4,279	18,183	16,059

Total other expenses	23,471	22,777	23,041	22,149	21,831	20,824	21,540	20,505	86,344	80,052

Income before taxes	10,308	11,742	9,002	10,738	11,128	11,496	9,488	11,026	42,850	40,825
Provision for income taxes	3,810	4,202	3,159	3,820	3,949	4,087	3,365	3,919	15,221	14,600

Net Income	$6,498	$7,540	$5,843	$6,918	$7,179	$7,409	$6,123	$7,107	$27,629	$26,225

Average shares o/s, basic	11,886	12,043	12,046	12,007	12,013	12,023	12,054	12,197	12,024	12,281
Average shares o/s, diluted	12,032	12,223	12,262	12,174	12,163	12,190	12,231	12,427	12,190	12,528
Net income per share - basic	$0.55	$0.63	$0.49	$0.58	$0.60	$0.62	$0.51	$0.58	$2.30	$2.14
Net income per share - diluted	$0.54	$0.62	$0.48	$0.57	$0.59	$0.61	$0.50	$0.57	$2.27	$2.09
Dividends paid per share	$0.25	$0.25	$0.25	$0.24	$0.24	$0.24	$0.24	$0.23	$0.92	$0.92

First Financial Holdings, Inc.
(dollars in thousands)
		Quarter Ended (unaudited)							Fiscal Year

	06/30/07	03/31/07	12/31/06	09/30/06	06/30/06	03/31/06	12/31/05	09/30/05	09/30/06	09/30/05

OTHER RATIOS
Return on Average Assets	.97%	1.13%	0.88%	1.04%	1.10%	1.15%	0.96%	1.13%	1.06%	1.06%
Return on Average Equity	13.75%	15.99%	12.52%	15.35%	16.38%	17.19%	14.33%	16.55%	15.76%	15.48%
Average yield on earning assets	6.88%	6.84%	6.70%	6.63%	6.44%	6.29%	6.02%	5.79%	6.35%	5.67%
Average cost of paying liabilities	3.54%	3.51%	3.41%	3.32%	3.10%	2.99%	2.74%	2.55%	3.05%	2.39%
Gross spread	3.34%	3.33%	3.29%	3.31%	3.34%	3.30%	3.28%	3.24%	3.30%	3.28%
Net interest margin	3.40%	3.38%	3.37%	3.37%	3.38%	3.32%	3.32%	3.27%	3.35%	3.32%
Operating exp./avg. assets	3.50%	3.41%	3.47%	3.34%	3.31%	3.23%	3.39%	3.25%	3.32%	3.22%
Efficiency ratio	66.95%	64.21%	69.90%	65.22%	64.74%	61.75%	67.11%	63.47%	64.68%	63.83%
Note: Average yields, costs and margins
for prior periods adjusted to actual days

COMPOSITION OF GROSS LOAN PORTFOLIO
Mortgage Loans (1-4 Family)	$904,138	$912,100	$909,164	$910,497	$908,743	$906,768	$913,073	$928,505
Construction Loans (1-4 Family)	86,074	89,615	90,171	101,702	106,787	106,571	90,306	83,891
Commercial Real Estate	284,649	286,103	282,396	283,016	286,013	277,248	267,604	261,105
Commercial Business Loans	83,629	86,890	82,974	82,316	78,314	77,841	74,918	70,602
Land	227,471	222,165	219,349	206,858	195,950	168,678	154,587	127,314
Home Equity Lines of Credit	263,588	257,281	255,609	252,393	253,884	246,539	236,293	229,483
Mobile Home Loans	193,449	184,704	179,440	173,801	170,262	166,099	161,973	156,545
Credit Cards	14,272	13,940	14,579	13,334	13,298	13,114	14,132	12,481
Other Consumer Loans	134,944	120,330	118,211	119,741	117,665	103,087	98,818	100,624

	$2,192,214	$2,173,128	$2,151,893	$2,143,658	$2,130,916	$2,065,945	$2,011,704	$1,970,550

Note: The Composition of Gross Loans above
has been changed to collateral type which agrees
with the 10Qs as filed with the SEC.

ASSET QUALITY
Non-accrual loans	$5,710	$5,049	$3,796	$3,684	$5,020	$4,361	$6,200	$5,556
Loans 90 days or more past due	90	56	44	64	64	41	62	45
Renegotiated loans
REO thru foreclosure	1,560	1,277	2,005	1,920	1,725	2,410	2,118	1,755

TOTAL	$7,360	$6,382	$5,845	$5,668	$6,809	$6,812	$8,380	$7,356

LOAN AND REO LOSS RESERVES
Total reserves for loan losses	$15,044	$14,709	$14,639	$14,615	$14,461	$14,161	$14,167	$14,155
Loan loss reserves/net loans	0.70%	0.70%	0.70%	0.71%	0.71%	0.71%	0.73%	0.75%
Provision for losses	1,189	1,141	789	1,073	1,413	1,309	900	1,216
Net loan charge-offs	855	1,070	766	918	1,113	1,315	888	1,257
Net charge-offs/average net loans	0.04%	0.05%	0.04%	0.04%	0.06%	0.07%	0.05%	0.07%
Annualized net charge-offs/av.loans	0.16%	0.20%	0.15%	0.18%	0.22%	0.27%	0.19%	0.27%